UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CITIZENS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2016

PROXY STATEMENT

Notice of Annual Meeting of Shareholders

Tuesday, June 7, 2016

10:00 AM (CDT)

400 East Anderson Lane, Austin, Texas

Citizens, Inc.

April 28, 2016

Dear Fellow Shareholder,

On behalf of the entire Board of Directors, it is my privilege to invite you to our 2016 Annual Meeting of Shareholders to be held on Tuesday, June 7, 2016 at 10:00 a.m. Central Daylight Time, at our offices located at 400 East Anderson Lane, Austin, Texas 78752.

We appreciate all of our shareholders, and look forward to communicating with you regarding our efforts to achieve long-term sustainable growth for your Company and create value through the right business strategies, prudent risk management and corporate governance, and effective succession planning.

The Board of Directors hopes you can attend the meeting, but if you cannot, it is still very important that we receive your representation and vote on the proposals detailed in this proxy statement. Regardless of the number of shares you own, PLEASE VOTE THROUGH THE INTERNET, BY TELEPHONE OR BY MAIL according to the instructions provided on the proxy card.

We hope the material contained in this proxy statement demonstrates how seriously we take the trust you place in us through your ownership of Citizens shares, and we ask that you vote in accordance with our recommendations as a sign of your support for our continuing efforts.

Sincerely,

Kay E. Osbourn

President and Chief Corporate Officer

NOTICE OF 2016 CITIZENS, INC.

ANNUAL MEETING OF SHAREHOLDERS

WHEN: Tuesday, June 7, 2016 10:00 a.m., Central Daylight Time	WHERE: Citizens, Inc. Executive Offices 400 East Anderson Lane Austin, Texas 78752

We are pleased to invite you to attend the Citizens, Inc. 2016 Annual Meeting of Shareholders for the following purposes:

(1)	To elect the nine (9) members of the Board of Directors of the Company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	To approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers;

(3)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016; and

(4)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

RECORD DATE:

The Board of Directors set April 13, 2016 as the record date for the meeting. Our shareholders as of the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

HOW TO VOTE:

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible. You may cast your vote via the internet, by telephone, by mail or in person at the meeting. Please carefully review the proxy materials for the 2016 Annual Meeting of Shareholders and follow the instructions in the Voting Information section on page 3 to vote. If your shares are held in street or nominee name, please respond to the communication you receive from the holder of record as soon as possible so your shares can be represented at the meeting.

Important Notice Regarding Availability of Proxy Materials for Shareholder Meeting to be held June 7, 2016: The Proxy Statement and Annual Report to Shareholders are available at www.edocumentview.com/cia.

By Order of the Board of Directors
April 28, 2016	Cheri D. Duncan, Secretary

CITIZENS, INC.

400 East Anderson Lane

Austin, Texas 78752

April 28, 2016

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

JUNE 7, 2016

SOLICITATION OF PROXIES

NOTICE OF THE ANNUAL MEETING

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Citizens, Inc. for use at the Annual Meeting of Shareholders to be held Tuesday, June 7, 2016, at 10:00 a.m., Central Daylight Time, (the “Meeting”) at the Citizens Inc. Executive Offices located at 400 East Anderson Lane, Austin, Texas 78752. We are distributing this Proxy Statement and our 2015 Annual Report to Shareholders on or before April 28, 2016.

In accordance with Rule 14a-16 promulgated under the Securities Exchange Act of 1934, a registrant may furnish a proxy statement or annual report to a security holder by sending the security holder a Notice of Internet Availability of Proxy Materials (“Notice”) forty (40) or more calendar days prior to the Annual Meeting of Shareholders. On or about April 28, 2016, Notice was sent to our shareholders, giving them the option to execute a proxy via an on-line format, or the option to request a paper delivery of a full set of proxy materials (called Full Set Delivery) of this Proxy Statement and our 2015 Annual Report to Shareholders.

HOUSEHOLDING

The Securities and Exchange Commission (“SEC”) rules allow us, subject to certain conditions, to send only one proxy statement and annual report or Notice to two or more shareholders who share the same last name and address. This “householding” rule provides greater convenience for our shareholders and cost savings for us by reducing the number of duplicate documents that households receive. Also, this allows us to be more environmentally friendly by reducing the unnecessary use of materials. Please note that each shareholder will continue to receive a separate proxy card, which will allow each individual to vote independently.

If you are a Citizens, Inc. shareholder who resides in the same household with another Citizens, Inc. shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address, and wish to receive a separate or single proxy statement and annual report or Notice for each account, please contact our transfer agent, Computershare.

Computershare Trust Company, NA

P. O. Box 30170

College Station, TX 77842-3170

Toll-Free Number: 877-785-9659

Outside the United States: 781-575-4621 (International Dial Direct)

You may revoke your consent at any time by contacting Computershare using the same contact information as set forth above.

ELECTRONIC DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

This Proxy Statement and our 2015 Annual Report are available on our website at www.citizensinc.com. If you vote by Internet, simply go to www.envisionreports.com/cia and follow the prompts regarding electronic distribution consent on that site.

PROXY SOLICITATION

We bear all expenses incurred in connection with the solicitation of proxies. We will reimburse banking institutions, brokerage firms, custodians, nominees and fiduciaries for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.  We have not engaged a proxy solicitation firm to solicit investors for this Annual Meeting.

PURPOSES OF THE ANNUAL MEETING

It is very important that you vote in order to play a part in the future of the Company. Shareholders are being asked to vote on the following proposals set forth below at the 2016 Annual Meeting of Shareholders. Each shareholder, regardless of share class, is entitled to one vote per share held by such holder on all matters coming before the Annual Meeting.

Shares represented by properly executed proxies received by us prior to the Meeting will be voted as specified thereon. Unless you instruct otherwise in the proxy, any proxy that is given and not revoked will be voted at the meeting in accordance with the recommendation of the Board of Directors.

PROPOSALS	OUR BOARD’S RECOMMENDATION
Item 1. Election of Directors (page 22)

The Board has nominated nine individuals to serve as directors for a one-year term, expiring at the 2017 Annual Shareholders Meeting, or until their successors are duly elected and qualified. Four of the nine nominees will be elected by the Class A shareholders and five of the nine nominees will be elected by the Class B shareholders. The Board believes the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.	FOR each Director Nominee

Item 2. Advisory Vote to Approve Executive Compensation (page 26)

The Company seeks a non-binding advisory vote from its shareholders to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis section beginning on page 19 and the Compensation Tables section beginning on page 17. The Board values its shareholders’ opinions and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.	FOR

Item 3. Ratification of the Appointment of Ernst & Young LLP as Independent Auditors (page 27)

The Audit Committee and the Board believe the continued retention of Ernst & Young LLP to serve as the Company’s Independent Auditors for the fiscal year ending December 31, 2016 is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of the independent Auditors.	FOR

Item 4. Transact such Other Business as May Properly Come Before the Meeting or any Postponement of Adjournment thereof (page 27)

Should any other business come before the meeting, and management is not aware of any at this time and does not expect any, the persons named in the proxy will vote on such business as their best judgment and discretion indicates.

Voting by proxy will not limit your right to vote at the meeting if you later decide to attend in person. Other than the approval of the matters listed above, we do not anticipate that any other matters will be raised at the meeting.

VOTING INFORMATION

RECORD DATE AND VOTING ELIGIBILITY

Only shareholders of record at the close of business on April 13, 2016 are entitled to vote at the Meeting. As of the record date, we had 49,080,114 Class A shares of common stock and 1,001,714 Class B shares of common stock outstanding and entitled to vote. If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a shareholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “Beneficial Owner” of those shares, and should respond to the communication you receive from the holder of record as soon as possible so your shares can be represented at the meeting.

HOW TO VOTE

Shareholders of record may vote using any of the following methods:

1.	BY MAIL: If you received this Proxy Statement in conjunction with a Full Set Delivery request, then mark, sign and date your proxy card and return it in the postage-paid envelope provided. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

2.	BY TELEPHONE: Call toll-free (800) 652-VOTE (8683).

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on June 6, 2016.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

3.	BY INTERNET: http://www.envisionreports.com/cia

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on June 6, 2016.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

4.	IN PERSON: You may vote in person at the meeting. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the meeting.

REVOCATION OF PROXIES

A shareholder may revoke his or her proxy at any time before it is voted at the meeting by:

•	giving written notice to the Secretary of the Company;

•	if before the commencement of the meeting to the person serving as Secretary at the meeting site;

•	if delivered before the date of the Meeting, to the Office of the Secretary at Citizens’ offices, 400 East Anderson Lane, Austin, Texas 78752;

•	delivering no later than the commencement of the Meeting a properly-executed, later-dated proxy; or

•	voting in person at the meeting.

CITIZENS, INC. STOCK INVESTMENT PLAN PARTICIPANTS

The Company sends or forwards to each participant in the Company’s Stock Investment Plan (the “Plan”) all applicable proxy solicitation materials. Plan participants have the exclusive right to exercise all voting rights respecting shares credited to their respective accounts under the Plan. A participant may vote any of the Participant’s whole or fractional shares of which he or she is the record holder in person or by proxy. Each participant’s proxy card includes the participant’s whole or fractional shares of the Company’s Class A common stock which he or she has the right to vote. A participant’s shares will not be voted unless a participant or the participant’s proxy votes them. As described below, the Plan administrator may submit a participant’s unvoted shares at a shareholders meeting for purposes of establishing a quorum, unless the participant objects by notifying us in writing. For more information about the Plan, please see the Plan prospectus contained in the Company’s Registration Statement on Form S-3, as amended, (Registration No. 333-185618) filed with the SEC.

QUORUM

We establish our quorum requirements in accordance with the Colorado Business Corporation Act, which states that a quorum constitutes a majority of the votes entitled to be cast on a matter by a voting group, unless otherwise stated in a company’s Articles of Incorporation. At the Annual Meeting, a quorum will require the presence, in person or by proxy, of the holders of a majority of our shares entitled to vote. Proxies received but marked as abstentions and broker non-votes are counted as present for purposes of determining quorum. Additionally, unless a Participant notifies the Company in writing that it elects to withhold the Plan administrator’s authority, the Plan administrator is deemed to have the written authorization to appear in person or by proxy at any annual or special meeting of shareholders of the Company and to submit the Participant’s unvoted shares at the meeting for the sole purpose of determining a quorum.

If a quorum is not present or represented at the meeting, the shareholders entitled to vote have the power to adjourn or recess the meeting for up to one-hundred and twenty (120) days without notice, other than announcement at the meeting, until a quorum is obtained. At a reconvened meeting where a quorum is obtained, any business may be transacted which might have been transacted at the meeting as originally noticed.

VOTING REQUIREMENTS

For Proposal No. 1 – Election of Directors, you may vote “FOR” or “WITHHOLD” for each nominee, or “ABSTAIN” from voting. Under Colorado law, director nominees with the highest number of votes cast “FOR” their election will be elected to the Board. Cumulative voting is not permitted. Because we have directors elected by two classes of shareholders, Class A director nominees receiving the highest number of votes cast “FOR” their election by Class A shareholders and Class B director nominees receiving the highest number of votes cast “FOR” their election by Class B shareholders will be elected to the Board of Directors. Votes that are withheld or voted in abstention will be excluded entirely from the vote and will have no effect other than for purposes of establishing quorum. According to NYSE Rule 452, as amended, brokers who have not received instructions from their customers in uncontested elections may not vote shares held in street name in the election of directors, and in certain other matters. However, they can vote shares in street name in the ratification of auditors. Therefore, regardless of the number of shares you hold or whether you cast a vote, providing your properly executed proxy is very important.

Proposal No. 2 - the approval, on a non-binding advisory basis of the compensation of the Company’s Named Executive Officers and Proposal No. 3 - the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016 each require for approval that the votes cast “FOR” the proposal by the shares present or represented at the meeting, in person or by proxy, entitled to vote thereon, exceed the votes cast “AGAINST” each proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote. Because your vote on executive compensation is advisory, it will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive pay.

CONTROL OF THE COMPANY

CONTROLLING SHAREHOLDER

Harold E. Riley, our Founder and Chairman Emeritus, is the beneficial owner of 100% of our Class B common stock, which is held in the name of the Harold E. Riley Trust (“Trust”), of which he serves as Trustee. Citizens’ Class B common stock elects a simple majority of the Board and receives one-half of any cash dividends paid, on a per share basis, to the Class A shares. The Class A common stock elects the remainder of the Board. In accordance with Section 303A.00 of the New York Stock Exchange (“NYSE”) Listed Company Manual, Harold E. Riley is deemed to be the “Controlling Shareholder” of our Company and we are deemed a “controlled company” by the NYSE. Mr. Riley is 87 years old. The Trust documents provide that upon Mr. Riley’s death, the Class B common stock will be transferred from the Trust to the Harold E. Riley Foundation, a charitable organization established under 501(c)(3) of the Internal Revenue Code (the “Foundation”). The Foundation is organized as a public support charity for the benefit of its charitable beneficiaries, Baylor University and the Southwest Baptist Theological Seminary. The Foundation is governed by 11 trustees, five of which are appointed by its sole member, Harold Riley, three of which are appointed by Baylor University and three of which are appointed by Southwestern Baptist Theological Seminary. The trustees appointed by Harold E. Riley include himself, Dottie Riley and Rick Riley. In addition, the Trust documents provide that Mr. Riley may at any time transfer the Class B common stock held by the Trust to the Foundation. It is unclear what, if any, changes would occur to our board, management structure, or corporate operating strategies as a result of different ownership of our Class B common stock. Other than the Class B common stock transfer discussed above, we are not aware of any arrangement, including any pledge by any person, of our common stock, the operation of which may at a subsequent date result in a change of control of our Company.

Harold Riley, at December 31, 2015, owned (both directly and indirectly) 4.9% of the Citizens, Inc. Class A Common Stock in addition to his 100% of the Class B Shares described above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Randall H. Riley was an executive officer of one of our insurance subsidiaries until October 2, 2015, and Ray A. Riley was an employee until May 6, 2015. Both are sons of Harold E. Riley, our Founder and Chairman Emeritus, and brothers of Rick D. Riley, our Chairman and CEO. The compensation totals for these family members individually each exceeded $120,000 in 2015 and are disclosed in our Summary Compensation Table on page 17. Other family members working for the Company, whose compensation totals did not exceed $120,000 in 2015, include Leeann Riley, wife of Rick Riley, Lee Riley, son of Ray Riley and Dottie Riley, wife of Harold Riley. Dottie Riley is Vice President, Employee Relations, and serves on our Board of Directors.

The Company identifies related parties using known business affiliations, quarterly disclosure meetings and information provided by directors in their annual conflict of interest questionnaires.

We have in place the following process controls to identify and approve transactions with related parties:

•	Management discusses related parties and affiliates as a standing agenda item during each quarterly disclosure meeting. Management requires that any new related party or affiliate transactions or changes to previously identified related party transactions be reported.

•	Potential related and affiliated party transactions are reviewed and analyzed at the affiliated entity/ subsidiary level (within the Citizens holding company structure) and if deemed to be affiliated transactions, those transactions are eliminated for consolidated financial reporting purposes as part of quarterly financial reporting and entry support is provided for each transaction.

•	Each director/officer completes an annual report (Conflict of Interest) that identifies any related party transactions. These forms are reviewed by the Citizens, Inc. Board of Directors at the following board meeting. Company officers that provide certifications for quarterly and annual SEC reporting review them as well.

All related party transactions must be approved by the Audit Committee in accordance with the Audit Committee charter.

When a related party transaction is proposed, the Audit Committee reviews: (1) the related person’s name and relationship to the Company; (2) the person’s interest in the transaction with the Company, including the related person’s position or relationship with, or ownership in, a firm, corporation, or other entity that is a party to or has an interest in the transaction; and (3) the approximate dollar value of the amount involved in the transaction, the nature and business purpose of the transaction and the related party’s interest in the transaction.

Other than the compensation paid to certain members of the Riley family disclosed above, we are not aware of any transaction, or series of transactions, since January 1, 2015, or any currently proposed transactions to which we or any of our subsidiaries was to be a party, in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, more than 5% shareholder or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest. For further information regarding compensation paid to the foregoing persons during 2015 see “Named Executive Officer Compensation” located on pages 17 and 18.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows, as of April 13, 2016, certain information with regard to the beneficial ownership of our common stock:

•	by each of our directors and director nominees,

•	by each of the named executive officers as identified in the Summary Compensation Table found on page 19, and

•	by all of our named executive officers, directors and director nominees as a group.

Unless otherwise specified, the address for each person listed below was Citizens Inc., 400 East Anderson Lane, Austin, Texas 78752.

NAME OF BENEFICIAL OWNER	SHARES OWNER AND NATURE OF OWNERSHIP(1)	PERCENT OF CLASS
Harold E. Riley	2,453,140 Class A(2)	4.9%
	1,001,714 Class B(2)	100.0%
Rick D. Riley	675,017 Class A(3)	1.3%
Kay E. Osbourn	870 Class A	(4)
Geoffrey M. Kolander	-0- Class A	N/A
David S. Jorgensen	621 Class A	(4)
Dottie S. Riley(5)	441,436 Class A	(4)
Dr. E. Dean Gage	3,024 Class A	(4)
Dr. Terry S. Maness	-0- Class A	N/A
Steven F. Shelton	3,039 Class A	(4)
Dr. Robert B. Sloan, Jr.	17,981 Class A	(4)
Grant G. Teaff	20,207 Class A	(4)
Timothy T. Timmerman	9,088 Class A	(4)
All (12) executive officers and directors as a group	3,182,987 Class A	6.4%
	1,001,714 Class B	100.0%

(1)	Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares beneficially owned.
(2)	Owns 2,011,704 Class A shares directly (4.1%) and his spouse, Dottie S. Riley, owns 441,436 Class A shares. The Harold E. Riley Trust, of which Mr. Riley is the controlling Trustee, owns all of the 1,001,714 issued and outstanding shares of Class B common stock.
(3)	Owns 535,864 Class A shares directly, 28,687 Class A shares indirectly as trustee for spouse, and 110,466 Class A shares indirectly as trustee for children.
(4)	Less than one percent (1%).
(5)	Dottie S. Riley is the wife of Harold E. Riley. The shares stated as owned by Dottie S. Riley are also included in total Class A shares of Harold E. Riley. Mrs. Riley may be deemed the beneficial owner of the Class A shares held of record by Harold E. Riley, as well as shares over which he exercises voting and dispositive powers. She disclaims beneficial ownership of all such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists certain entities known by Citizens, Inc. to own beneficially more than five percent of the outstanding shares of Citizens, Inc. Class A common stock as of April 13, 2016. Beneficial ownership is determined in accordance with applicable rules of the SEC.

NAME AND ADDRESS	AGGREGATE NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF OUTSTANDING SHARES
Galindo, Arias & Lopez (as trustee of four non-U.S. trusts and/or record holder) Ave. Federico Boyd y Calle 51 Este #18 Edificio Scotia Plaza, Piso 9 Panamá City, Panamá	4,589,176 Class A	9.4	%(1)

Blackrock, Inc. 55 East 52nd Street New York, NY 10055	2,790,512 Class A	5.7	%(2)

(1)	The share numbers and the information in this footnote were obtained from a Schedule 13G filed with the SEC on or about January 26, 2016. Galindo, Arias & Lopez is a Panamanian law firm which is the 100% owner of two trust companies, Gala Trust and Management Services, Inc., formerly known as Gala Management Services, Inc. (“Gala Trust”) and Regal Trust (BVI) Ltd. (“Regal”). The principal business of each of these companies is to act as trustee for two trusts each. The beneficiaries of these trusts are (i) non-U.S. policyholders of a Company insurance subsidiary, CICA Insurance Company of America (“CICA”), who, since 1987, have assigned their life insurance policy dividends, paid and payable by CICA, to two trusts administered by Gala and Regal (one trust each), and (ii) non-U.S. insurance sales associates of CICA who, since 1987, have assigned various life insurance policy sales commissions paid and payable to them to two trusts administered by Gala and Regal (one trust each). The purpose of each trust is to accumulate our Class A common stock for its beneficiaries. In order to join a trust, a policyholder or sales associate must certify that he or she is neither a citizen nor a resident of the United States. No beneficiary has power to direct a purchase or sale of the Class A common stock held by a trust so long as such beneficiary has not liquidated such beneficiary’s participation in such trust.

This reporting person named may be deemed to be a group as defined in Rule 13d-5(b) under the Securities Exchange Act of 1934 and, as such a group, may be deemed to beneficially own an aggregate of 4,589,176 shares of Class A common stock (9.4%) of the outstanding Class A common stock.

GAMASE Insured Trust, a trust established under the laws of the Republic of Panama (“GAMASE Insured Trust”), holds 2,814,608 shares of the Class A common stock and may be deemed to beneficially own such shares pursuant to Rule 13d-3 (5.7%) of the outstanding Class A common stock. Gala Trust is the sole trustee of GAMASE Insured Trust and GAMASE Agents Trust, a trust established under the laws of the Republic of Panama (“GAMASE Agents Trust”) and holds 268,571 shares of the Class A common stock (constituting approximately 0.5% of the outstanding Class A common stock) and may be deemed to beneficially own such shares pursuant to Rule 13d-3, and therefore may be deemed to beneficially own 3,083,179 shares of the Class A common stock (constituting approximately 6.3% of the outstanding Class A common stock).

Regal is the sole trustee of CICA Associates Trust, a trust established under the laws of the British Virgin Islands (“Regal Associates Trust”) which holds 247,335 shares of the Class A common stock (constituting approximately 0.5% of the outstanding Class A common stock) and sole trustee of CICA Policyholders Trust, a trust established under the laws of the British Virgin Islands (“Regal Policyholders Trust”) which holds 1,258,662 shares of the Class A common stock (constituting approximately 2.6% of the outstanding Class A common, and may be deemed to beneficially own such shares pursuant to Rule 13d-3, and therefore may be deemed to beneficially own 1,505,997 shares of the Class A common stock (constituting approximately 3.1% of the outstanding Class A common stock).

Galindo, Arias & Lopez owns a 100% interest in each of the Gala Trust and Regal, and therefore may be deemed to beneficially own 4,589,176 shares of the Class A common stock (9.4%) of the outstanding Class A common stock.

(2)	The share numbers were obtained from a Schedule 13G filed with the SEC on or about January 21, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required to furnish the company with copies of all Section 16(a) reports they file.

Based solely upon a review of such reports and amendments thereto furnished to us and written representations from reporting persons, we believe that its officers, directors, and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during 2015, other than the following. For directors Rick D. Riley, Robert B. Sloan, Jr. and Grant G. Teaff, all purchases made through the Citizens, Inc. Stock Investment Plan by monthly payroll deduction during 2015 were inadvertently reported as small acquisitions on Form 5, rather than on Form 4 when the aggregate of the acquisitions crossed the $10,000 reporting threshold. The missed filings would have been the following:

•	Riley - six Forms 4 on the following dates: 2/4/2015; 5/28/2015; 6/3/2015; 8/5/2015; 10/7/2015; and 12/2/2015;

•	Sloan - two Forms 4 on the following dates: 6/3/2015 and 12/2/2015;

•	Teaff - one Form 4 on 11/4/2015.

GOVERNANCE

Our Company has adopted certain corporate governance best practices, including:

•	Maintaining a majority of independent directors

•	Key committees chaired by independent directors

•	Annual director elections

•	Annual Board and committee self-assessments

•	Annual review of Code of Business Conduct & Ethics for all board members and employees

•	Annual distribution of Insider Trading Policy to all board members and employees

•	Annual Conflict of Interest Questionnaires for board members and officers

Because our Company is a “controlled” company under the rules of the NYSE, we are not required to comply with the following sections of the NYSE Listed Company Manual: (i) Section 303 A.01 - Independent Directors; (ii) Section 303A.04 - Nominating/Corporate Governance Committee; and (iii) Section 303A.05 - Compensation Committee. However, in an effort to establish more rigorous corporate governance practices than we are required to have under the NYSE’s controlled company exception, six of the nine members (a majority) of our Board are considered independent directors under the NYSE rules, and we have a standing Compensation Committee operating in accordance with NYSE rules.

DIRECTOR INDEPENDENCE

Citizens determines whether a director and nominee to be a director is “independent” in accordance with the NYSE requirements for independent directors (Section 303A of the NYSE’s Listed Company Manual). In order to be considered independent, other than in his or her capacity as a member of the Board of Directors or any board committee, a director may not accept any consulting, advisory or other compensation fees from Citizens, and may not be an affiliated person of Citizens or any subsidiary. In addition to compliance with NYSE independence requirements, the Board applies an additional independence standard that requires an affirmative determination that each independent director has no other material relationship with Citizens or its affiliates or any executive officer of Citizens or his or her affiliates that in the judgment of the Board would impair their effectiveness or independent judgment as a director.

Our Board of Directors has determined that directors Gage, Maness, Shelton, Sloan, Teaff, and Timmerman are independent as set forth in the NYSE independence requirements. In addition, our Board of Directors has determined each member of the Audit Committee and the Compensation Committee of our Board of Directors is independent in compliance with the independence requirements of the NYSE.

NOMINATING/CORPORATE GOVERNANCE FUNCTION

Our Board of Directors does not maintain a nominating/corporate governance committee with respect to (i) identifying, evaluating or recommending candidates for our Board of Directors, and (ii) formulating and overseeing our corporate governance. Instead, these functions are performed by the full Board of Directors. Our Board does not maintain a nominating /corporate governance committee for the following reasons:

•	We are considered to be a “controlled” company, since the majority of the members on our Board of Directors are elected by our Chairman Emeritus, Harold E. Riley through his beneficial ownership of all of our outstanding Class B common shares. In accordance with Section 303A.00 of the NYSE Listed Company Manual, “controlled” companies are not required to maintain a nominating committee.

•	A majority of the directors on our Board of Directors have been deemed by the Board to be independent. Thus, we believe that the nominating duties and corporate governance rules with respect to the Class A directors can be accomplished in a disinterested manner by our entire Board of Directors.

Our Board does not have a policy with regard to the consideration of diversity in identifying director nominees. Our Board of Directors has a policy to consider properly submitted shareholder recommendations for candidates for a Class A director position. Such individuals should be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. At a minimum, an individual proposed by a shareholder for consideration by the Board should possess personal and professional integrity, sound judgment and forthrightness. A shareholder wishing to propose a candidate for the Board’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Citizens, Inc., Board of Directors, 400 East Anderson Lane, Austin, Texas 78752, Attn: Corporate Secretary. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employers’ names and description of the employers’ business, educational background and any other biographical information that would assist the Board in determining the qualifications of the individual.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our business affairs are conducted under the direction of our Board of Directors. The Board of Directors held five (5) meetings during 2015, at which all directors were present for at least 75% of the meetings. We do not have an attendance policy, although our directors are expected to attend Board meetings. To promote open discussion, the independent directors hold regularly scheduled executive sessions at our Board meetings, in which those directors meet without management participation and with only independent directors present. The director chosen to preside at these sessions rotates among independent directors in accordance with a rotation schedule approved in advance by the Board of Directors. In addition, our Board members are encouraged to attend our annual meetings of shareholders, and all but two of our Board members attended our 2015 Annual Meeting of Shareholders.

To assist it in carrying out its duties, the Board has delegated certain authority to three separately-designated standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. As stated above, due to our status as a “controlled company” under NYSE rules, we are not required to maintain a Compensation Committee; however, we do so as a best practice within our Board structure. The specific functions of our committees are described below:

Audit Committee

Members: Directors Gage, Maness and Timmerman

Number of Meetings in 2015: 9

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s financial reporting process;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors.

A copy of our Amended and Restated Audit Committee Charter adopted on November 5, 2014 is posted on our website at www.citizensinc.com. The information is also available in print to any shareholder who makes a request. Please send a written request to the Secretary, Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-9151.

See more about the Audit Committee and the Audit Committee Report beginning on page 13.

Compensation Committee

Members: Directors Teaff, Maness and Shelton

Number of meetings in 2015: 1

Functions:

•	Assists the full Board in overseeing the management of our personnel including:

•	establishing, implementing and continually monitoring adherence with our compensation philosophy;

•	assisting with Chief Executive Officer performance, evaluation and compensation; and

•	overseeing executive development, succession planning and diversity objectives.

•	Oversees the evaluation of management.

•	Reviews, discusses and refines the Compensation Discussion & Analysis (“CD&A”) cooperatively with our senior management. The Compensation Committee then recommends to the full Board of Directors that the CD&A be included in the Proxy Statement or discloses to the full Board of Directors the reasons it cannot make such a recommendation.

A copy of our Amended and Restated Compensation Committee Charter adopted on November 5, 2014 is posted on our website at www.citizensinc.com. The information is also available in print to any shareholder who makes a request. Please send a written request to the Secretary, Citizens, Inc., P. O. Box 149151, Austin, Texas 78714-9151.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of an unaffiliated entity that has an executive officer serving as a member of the Board or Compensation Committee.

See more about our Compensation Committee and our CD&A beginning on page 19.

Executive Committee

Members: Directors Rick D. Riley, Gage and Sloan

Number of Meetings in 2015: 10

Functions:

•	Authority to manage our business affairs.

•	May take action when a majority of all members of the Board is not required by law or by our Articles of Incorporation or Bylaws.

•	Material actions by the committee are subsequently reviewed by the Board.

All Executive Committee meetings are held by unanimous written consent, due to time and distance constraints and the necessity for timely approval of day-to-day actions.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

According to our Bylaws, the Chairman of the Board is required to be the highest ranking officer of our Company. Rick D. Riley serves as our Chairman and CEO. We do not have a lead independent director. We determined our current Board leadership structure is appropriate and helps ensure proper risk oversight for the Company for a number of reasons, the most significant of which are the following:

•	A combined chairman and chief executive officer role allows for more productive meetings. The chief executive officer’s direct involvement in the Company’s operations makes him best positioned to lead productive board strategic planning sessions and determine the time allocated to each agenda item in discussion of the Company’s short and long-term objectives.

•	The majority of our Board is comprised of independent directors. At each Board meeting, our independent directors meet in executive sessions without our Chairman or management present. These sessions allow the independent directors to review key decisions and discuss matters in a manner independent of Rick D. Riley and of management.

•	Our Audit Committee and Compensation Committee are comprised entirely of independent directors and chaired by independent directors.

While it is the job of the CEO and senior management to assess and manage the Company’s risk exposure through its enterprise risk management function (“ERM”), in accordance with NYSE requirements, the Audit Committee of its Board of Directors is charged with discussing guidelines and policies to govern the process by which ERM is handled. The Audit Committee discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The categories of risk exposures assessed and managed by senior management include, but are not limited to:

•	market risk, including credit, interest rate, equity market and foreign exchange;

•	liquidity and capital requirements of the Company;

•	insurance risks, including those arising out of catastrophes and acts of terrorism;

•	legal and compliance risks;

•	cybersecurity risk; and

•	any other risk that poses a material threat to the strategic viability of the Company.

Although risk oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees beginning on page 10, the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committees’ considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

The Audit Committee meets at least quarterly with our independent public audit firm, our Internal Auditor and our Chief Financial Officer and receives a comprehensive financial report discussing the Company’s risk exposures and the processes in place to monitor and control such exposures.

In addition to the Audit Committee, the Compensation Committee considers the risks that may be implicated by our executive compensation. For a discussion of the Compensation Committee’s review of our Company’s named executive officer compensation, please see the “Compensation Discussion and Analysis” beginning on page 19 of this Proxy Statement.

CODE OF ETHICS

Our Board of Directors has adopted a Code of Business Conduct and Ethics (“Code”), which we have posted on our website located at www.citizensinc.com. You may also obtain a copy of our Code by requesting one copy in writing addressed to Citizens, Inc. at 400 East Anderson Lane, Austin, Texas 78752, Attn: President or General Counsel, or by calling us at 512-837-7100.

Our Code provides general statements of our expectations regarding ethical standards we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code provides that:

•	We will comply with all laws, rules and regulations.

•	Our directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities.

•	Our directors, officers and employees are to protect our assets and maintain our confidentiality;

•	We are committed to promoting values of integrity and fair dealing.

•	We are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.

Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.

ANNUAL CEO CERTIFICATION

Section 303A.12(a) of the NYSE Listed Company Manual requires each listed company CEO to verify each year that he or she is not aware of any violation by the company of NYSE corporate governance listing standards. In accordance therewith, Rick D. Riley filed his certification with the NYSE on June 24, 2015 and certified, without qualification, that he was not aware of any violation by the Company of NYSE corporate governance listing standards.

AUDIT

AUDIT COMMITTEE

Our Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of our financial management, independent registered public accounting firm and financial reporting procedures.

Committee Membership:

Timothy T. Timmerman, Chairman

Dr. E. Dean Gage

Dr. Terry S. Maness

Our Class A common stock is listed for trading on the NYSE. Pursuant to NYSE rules, the Audit Committee is comprised of three or more directors as determined by the Board of Directors, each of whom is independent. Our Board of Directors has determined that all of the members of the Audit Committee are independent, as defined in the listing standards of the NYSE and the rules of the SEC.

Our Board of Directors has determined Dr. Terry S. Maness is qualified as an “audit committee financial expert” as that term is defined in the rules of the SEC. Dr. Maness has served as Dean of Baylor University’s Hankamer School of Business since 1997. He previously served as Associate Dean for Undergraduate Programs and as Chairman of the Department of Finance, Insurance and Real Estate. He is the author of five books about financial analysis and financial management, and also a contributing author to various publications, such as Journal of Finance, Journal of Banking and Finance, Journal of Financial Education, Journal of Portfolio Management, Journal of Financial and Quantitative Analysis, Journal of Futures Markets, Journal of Cash Management and Corporate Controller. A Certified Cash Manager (CCM), Dr. Maness frequently serves as a consultant for small business valuations.

Primary Responsibilities:

•	Assists the full Board in fulfilling its oversight responsibilities as they relate to our accounting policies, internal controls, financial reporting practices and legal and regulatory compliance.

•	Responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm (“Independent Auditor”).

•	Monitors the independence and performance of our Independent Auditor and internal auditors.

•	Maintains, through regularly scheduled meetings, a line of communication between the Board and our financial management, any internal auditors and our independent registered public accounting firm.

•	Oversees compliance with our policies for conducting business, including ethical business standards.

•	Oversees our assessment of internal controls as required by the Sarbanes-Oxley Act.

2015 Key Actions:

•	Reviewed the Company’s quarterly and annual results.

•	Reviewed the activities and findings of the Company’s Internal Audit Department.

•	Exercised oversight following the Company’s discovery that some life and annuity policies failed to qualify under Sections 7702 and 7702A of the Internal Revenue Code, resulting in public disclosure and late filing of the Company’s consolidated financial statements for fiscal year ended December 31, 2014. Monitored progress on the financial analysis, the implications of the discovery on the Company’s assessment of its internal controls and remediation options.

•	Supported analysis and strengthening of the Company’s Anti-Money Laundering Policy and training program, and recommended swift implementation of new restrictions regarding third party payments.

•	Reviewed its Charter.

•	Performed a self-assessment.

•	Recommended reappointment of our Independent Auditor.

How the Audit Committee Functions:

The Audit Committee met nine times during 2015. Regular audit committee meetings generally take place immediately before a Board meeting to maximize interaction with the Board. The Committee also meets before the Company issues its quarterly and annual financial results. The meetings typically include the CEO and CFO, along with other senior management, and the Internal Auditor.

At each regular Committee meeting, the Committee conducts a review session at which senior management provides briefings on current issues, trends and developments, and is briefed by the Chief Financial Officer on the financial results. Following a report by the Internal Auditor, representatives of our independent registered public accounting firm are invited into the meeting to present their findings. The Committee also meets separately with the accounting firm representatives and/or the lead audit partner upon request. The Committee reports regularly to the Board of Directors.

We believe the Audit Committee’s actions and activities over the past year have enabled us to gain a sound appreciation of the risks and challenges faced by the Company, and the adequacy of the actions being taken to address them.

Appointment of the Independent Registered Public Accounting Firm:

In determining each year whether to reappoint the Independent Auditor or engage another firm, the Audit Committee considers, among other things:

•	the historical and recent performance of the Independent Auditor on the Company’s audit;

•	external data relating to the performance of the Independent Audit firm, including recent Public Company Accounting Oversight Board (PCAOB) reports on the Independent Auditor and its peer firms;

•	the firm’s tenure as our Independent Auditor and its familiarity with our operations;

•	the firm’s capability and expertise in handling the complexity of our operations;

•	the independence of the auditing firm; and

•	the appropriateness of the Independent Auditor’s fees, on both an absolute basis and as compared to its peer firms.

Based on analysis of the above criteria and other considerations, the Audit Committee recommended that Ernst & Young, LLC be reappointed as our independent registered public accounting firm for 2016.

AUDIT COMMITTEE REPORT

The members of the Audit Committee are independent directors as defined in the rules of the NYSE. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including auditor independence. The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by our management and the independent registered public accounting firm.

Management is responsible for preparing our financial statements and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by our management and our independent registered public accounting firm. The Audit Committee is also responsible for establishing procedures to address complaints regarding accounting, internal control or auditing issues, as well as the anonymous submission by employees of concerns regarding accounting or auditing matters. In this context, the Audit Committee routinely meets and holds discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm.

The Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm for our financial statements, the independent registered public accounting firm’s matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Corporate Governance, as amended, and applicable SEC Rules. In addition, our independent registered public accounting firm provided to the Audit Committee the written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and the Committee and our independent registered public accounting firm have discussed their independence from us and our management, including the matters in those written disclosures.

The Committee has discussed with our independent registered public accounting firm its evaluations of our internal accounting controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions with management and our independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Principal Accountant Fees and Services

During 2015 and 2014, the following fees were billed to us by our principal accountants:

AUDIT FEES	2015	2014
Audit Fees	$747,000	$603,200
Audit-Related Fees	1,500	1,500
Tax Fees	178,150
All Other Fees	15,000

TOTAL	$941,650	$604,700

To help assure independence of our independent registered public accounting firm, our Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal accountant or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. This policy is set forth in our Audit Committee Charter. Of the fees shown in the table which were billed by our principal accountants in 2015 and 2014, 100% were approved by the Audit Committee.

AUDIT COMMITTEE

Timothy T. Timmerman, Chairman

Dr. E. Dean Gage

Dr. Terry S. Maness

COMPENSATION

Our executive compensation is very simple and straightforward, as we do not utilize incentive based compensation or offer bonuses or stock options. Our compensation consists entirely of salary and a qualified profit-sharing and 401(k) plan, which is provisioned to all qualified employees. The Compensation Committee establishes a salary for each senior executive based on long-term corporate objectives, competitive industry practices and each executive officer’s contributions.

EXECUTIVE OFFICERS

One tenant of good governance is succession planning, and the Company has executed effectively in this regard. These efforts culminated in June 2015 when the Company underwent a significant leadership transition, appointing a new executive leadership team following Harold E. Riley’s decision to step down as Chairman and CEO. The members of the new leadership team were promoted internally, a testament to the strength of the succession plan. The Company also increased its bench strength by adding seasoned new executive leadership in accounting and finance.

The following table sets forth certain information concerning our executive officers as of the record date for the Meeting. Our executives are elected annually by the Board of Directors at the first meeting of the Board following each annual meeting of shareholders:

NAME	AGE	POSITION

Rick D. Riley(1)	62	Chairman and Chief Executive Officer
Kay E. Osbourn(2)	49	President and Chief Corporate Officer
Geoffrey M. Kolander(3)	40	Senior Vice President, Chief Legal Officer and Corporate Strategy
David S. Jorgensen(4)	52	Vice President, Chief Financial Officer and Treasurer
Cheri D. Duncan(5)	67	Corporate Secretary

(1)	Rick D. Riley was elected Chairman and Chief Executive Officer in June 2015. He has served Citizens in various full-time capacities since 1976, and served as Citizens’ Vice Chairman, President and Chief Corporate Officer from 2007 until his appointment as Chairman and CEO.
(2)	Kay E. Osbourn was elected President and Chief Corporate Officer in June 2015. She joined us as Vice President, Internal Audit, in April 2008. On March 23, 2009, she became our Vice President, Treasurer and Chief Financial Officer, and was appointed Executive Vice President in January 2010. She continued her role as Treasurer and Chief Financial Officer until such time as a successor was appointed in the fourth quarter of 2015. Prior to joining us, Ms. Osbourn served as Vice President, Assistant Treasurer and Controller for National Western Life Insurance Company from 2002 to 2008.
(3)	Geoffrey M. Kolander was elected Senior Vice President, Chief Legal Officer and Corporate Strategy in June 2015. He joined Citizens in 2006 as Vice President and General Counsel of the Company, and was appointed Corporate Secretary in 2007 and Executive Vice President in January 2010. Mr. Kolander is a licensed attorney in Colorado, New York and Texas.
(4)	David S. Jorgensen, CPA was elected Vice President, Chief Financial Officer and Treasurer on November 16, 2015. Prior to joining Citizens, he served in various positions with American International Group, Inc. from 2003 to 2015, including Senior Vice President/Controller and Senior Vice President/Financial Reporting - AIG Life & Retirement, Vice President/Controller - VALIC & Western National Life, and Vice President/Financial Reporting - American General Life.
(5)	Cheri D. Duncan was elected Corporate Secretary in June 2015. She served as Assistant Corporate Secretary of Citizens’ subsidiaries since 2010 and in various related capacities for Citizens since 2004.

NAMED EXECUTIVE OFFICER COMPENSATION

The following table presents the aggregate compensation earned by our principal executive officer, our principal financial officer and our most highly compensated executive officers for 2015. There has been no compensation awarded to, earned by or paid to any employee required to be reported in any table or column in any fiscal year, other than what is set forth in the table below.

SUMMARY COMPENSATION TABLE

Annual Compensation

NAME AND PRINCIPAL POSITION	YEAR	SALARY	ALL OTHER COMPENSATION (1)	TOTAL

PEO - Principal Executive Officer	2015	$539,588	$51,383	$590,971
Rick D. Riley (2)	2014	525,000	134,699	659,699
Chairman and Chief Executive Officer	2013	500,004	55,975	555,979

Harold E. Riley (3),	2015	481,139	6,776	487,915
Chairman Emeritus	2014	1,000,008	81,830	1,081,838
	2013	1,000,008	36,003	1,036,011

PFO - Principal Financial Officer	2015	43,751	300	44,051
David S. Jorgensen (4),
Vice President, Chief Financial Officer and Treasurer

Kay E. Osbourn	2015	379,173	8,098	387,271
President and Chief Corporate Officer	2014	340,008	9,469	349,477
	2013	315,000	7,795	322,795

Geoffrey M. Kolander,	2015	379,173	496	379,669
Senior Vice President, Chief Legal Officer	2014	340,008	5,574	345,582
and Corporate Strategy	2013	315,000	2,437	317,437

Robert E. Rainey, Jr. (5)	2015	285,000	18,024	303,024
	2014	255,000	82,596	337,596
	2013	242,004	38,980	280,984

Randall H. Riley, (6)	2015	297,924	13,205	311,129
	2014	310,008	23,332	333,340
	2013	290,004	5,932	295,936

Ray A. Riley, (7)	2015	132,919	24,000	156,919
	2014	290,004	66,236	356,240
	2013	281,267	25,875	307,142

(1)

This amount includes payment for unused vacation exceeding ten (10) days, a de minimis Christmas gift and any applicable allocation of a Company contribution to its qualified profit-sharing plan (the “Profit-Sharing Plan”), along with allocated amounts from forfeitures and investment earnings from the Profit-Sharing Plan. For Rick D. Riley, this amount includes

$8,341 for personal use of a Company-owned automobile and $14,600 for personal use of Company-owned housing located at the Company’s training facility. For Harold E. Riley, this amount includes personal use of a Company-owned automobile, which is fully depreciated. The amounts reported for personal use of Company-owned assets are based on the incremental cost to the Company of providing the benefit. For Ray A. Riley the amount reported in this column also includes a severance package, which paid his salary through May 15, 2015 and allowed him continued use of Company housing in Donaldsonville, Louisiana through December 31, 2015.
(2)	Rick D. Riley became Chairman and Chief Executive Officer of the Company on June 2, 2015, having previously served as Vice Chairman and President.
(3)	Harold E. Riley became Chairman Emeritus of the Company on June 2, 2015, having previously served as Chairman and Chief Executive Officer. His annual salary has been reduced to $120,000.
(4)	David S. Jorgensen became Vice President, Chief Financial Officer and Treasurer on November 16, 2015, replacing Kay E. Osbourn in the role.
(5)	Robert E. Rainey, Jr. is Vice President, Information Technology in our life insurance subsidiaries and President of Computing Technology, Inc., one of our non-life subsidiaries. His base salary and profit sharing benefit placed him among the most highly paid during 2015.
(6)	As of October 2015, Randall H. Riley was no longer an employee of Citizens, Inc. or any of its subsidiaries. Randall Riley was paid through November 30, 2015 as part of his severance package. He is included in this table due to his 2015 base salary of $297,924 prior to his separation from the Company, and his familial relationship as son of Harold E. Riley. Please see “Certain Relationships and Related Party Transactions” located on page 7.
(7)	As of May 2015, Ray A. Riley was no longer an employee of Citizens, Inc. or any of its subsidiaries. He is included in this table due to his 2015 base salary of $290,004 prior to his separation from the Company and his familial relationship as son of Harold E. Riley. Please see “Certain Relationships and Related Party Transactions” located on page 7.

Our employees are covered under our qualified profit-sharing plan (the “Profit-Sharing Plan”), unless the subsidiary they are operating under has not adopted the Profit-Sharing Plan. Under the terms of the Profit-Sharing Plan, eligible employees who have completed one year of service are qualified to participate. Vesting begins following completion of two years of service and employees become fully vested after six years of service. Contributions are discretionary and are determined by the Board of Directors based on the profitability of the Company. We contributed $1,000,000 for fiscal year 2013, and for fiscal year 2014 no contribution was made. Messrs. Harold E. Riley, Rick D. Riley and Randall H. Riley had an estimated $619,699, $1,115,272, and $61,091, respectively, vested under the Profit-Sharing Plan as of December 31, 2015. Ray A. Riley had $225,634 vested under the Profit-Sharing Plan, which he withdrew before December 31, 2015.

For additional information on executive compensation, see the “Compensation Discussion and Analysis” beginning on page 19.

DIRECTOR COMPENSATION

The following table sets forth all compensation we paid to our directors in 2015.

NAME OF DIRECTOR	FEES EARNED OR PAID IN CASH ($)
Harold E. Riley	$0
Rick D. Riley	$0
Dottie S. Riley	$0
Dr. E. Dean Gage	$49,383
Dr. Terry S. Maness	$49,983
Steven F. Shelton	$45,183
Dr. Robert B. Sloan, Jr.	$44,583
Grant G. Teaff	$45,183
Timothy T. Timmerman	$48,783

From January through May 2015, we paid each non-employee director $30,000 per year plus committee fees, and reimbursed directors for travel expenses to Board meetings. Whereas Executive Management and the Compensation Committee recognized the growing responsibilities and time commitment required of the independent directors, and wished to provide opportunities for the board members to remain educated on their duties and fiduciary responsibilities to the Company, the Committee authorized and approved $55,000 annual compensation per year for all non-employee directors, plus an educational reimbursement of $5,000 per calendar year, effective June 1, 2015. Each non-employee director also receives $600 for each committee meeting attended, either in person or via teleconference, except for Executive Committee meetings. Directors who are also our employees receive no separate or additional compensation for service on the Board or its committees, but rather receive compensation only in connection with their employment by us. No other compensation, such as stock options or profit sharing, is paid to our outside directors.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

The following Compensation Discussion and Analysis (“CD&A”) describes the material elements of compensation for executive officers identified in the Summary Compensation Table.

Compensation Philosophy. The Compensation Committee, composed of three independent directors, is responsible for implementing our compensation philosophy for directors, executive officers and employees. Our goal is to ensure we employ qualified, experienced executive officers who are dedicated to managing our business in the best interests of our shareholders. Because we do not believe a systematic pattern exists between executive compensation and performance, our compensation philosophy is not structured to “motivate” managerial behaviors through incentive-based cash or equity compensation. Rather, our primary objective is to acquire and retain people of integrity who take pride in delivering positive results without the distraction of bonus incentives.

Overview of Compensation Program. Since we do not utilize incentive-based compensation, nor offer bonuses or stock options, our compensation setting process is very simple and straightforward. Our compensation consists entirely of salary and a qualified profit-sharing plan, which is provisioned to all qualified employees. The Compensation Committee establishes a salary for each senior executive based on long-term corporate objectives, competitive industry practices and each executive officer’s contributions. The Compensation Committee seeks to ensure executive compensation is reasonable, fair and competitive. In order to make this determination, toward the end of each calendar year, the Compensation Committee generally evaluates the Company’s performance relative to its business plan, and then conducts a similar exercise with respect to a group of comparable companies.

“Say-on-Pay” and “Say-on-Frequency.” We believe our compensation philosophy and structure is a model for our peers. Shareholders will not find complex compensation formulas or golden parachute contracts to evaluate and approve. Our straightforward and simplified approach to executive compensation insulates our shareholders from the types of corporate excesses which led to the enactment of “Say-on-Pay” and “Say-on-Frequency.” As such, the Compensation Committee welcomes a yearly shareholder advisory vote on the compensation of our Named Executive Officers and has taken it into account in consideration of our executive compensation. We believe our compensation solution favorably serves our shareholders on matters of executive pay.

Compensation Performance Analysis. Our executive management team is led by Rick D. Riley. Rick D. Riley and all of our executive officers are employed on an “at-will” basis.

The Compensation Committee conducted a review of the performance of Rick D. Riley, as well as the other executive officers, for the year 2015 and was encouraged by executive management’s demonstrated leadership and commitment to the Company and the shareholders. This review included an evaluation of the progress made towards the attainment of our corporate objectives and the role these individuals played to that end. The review also included a broad-based comparison of salaries with senior executives of other publicly traded life insurance companies who are typically identified as comparable to us.

Compensation Comparables. To assist in establishing the compensation for 2016, the Compensation Committee utilized independent sources to identify “comparables” within our industry. We believe a comparable is a point of reference for measurement, but not the determinative factor for our executives’ compensation. Because the comparative compensation information is one of several analytic tools used in setting executive compensation, the Compensation Committee has discretion in determining the manner and extent of its use.

Three comparables were selected for discussion of 2016 salaries. These comparables were: Independence Holding Company (“IHC”), Kansas City Life Insurance Company (“KCLIC”), and National Western Life Insurance Company (“NWL”). Data obtained on each comparable company included total assets, debt, revenue and net income. Compensation data found on these comparables was limited to only those individuals for whom compensation information was disclosed publicly. As a result, the data typically included only the five most highly compensated officers at each company as of their latest public filing. Generally, this data correlated to the Chairman/CEO, Vice Chairman, President and the individuals who are executive vice presidents or the equivalent with us.

Comparative Compensation Analysis. The overall results of the comparables study provided additional information for the Compensation Committee to consider. As noted above, the Compensation Committee reviewed a number of factors within the comparable companies; however, due to the simplicity of our compensation structure, the focus of attention was on base salary compensation.

NWL reported assets, revenues and net income of $11,515,294,000, $303,108,000 and $50,184,000, respectively, through the six months ended June 30, 2015. Although NWL’s assets, revenues and net income are larger, it is a publicly traded insurance company located in Austin, Texas with international marketing operations similar to Citizens. Of the three, IHC and KCLIC were closest to us in assets and revenue. Through the six months ended June 30, 2014, IHC reported assets, revenues and net income of $1,203,203,000, $267,370,000, and $10,251,000, respectively, and KCLIC reported assets, revenues and net income of $4,538,327,000, $219,678,000 and $730,085,000, respectively.

Following Harold E. Riley’s decision to step down as Chairman and CEO in June 2015, and at his request, his annual salary was changed from $1,000,008 to less than $120,000 per year as Chairman Emeritus. In accordance with the Company’s succession plan, Rick D. Riley stepped into the role of Chairman and CEO from his previous position as President and received a $25,000 annual base salary increase to $550,000 for the remainder of the year. Also in June 2015, Kay E. Osbourn was promoted to President and Chief Corporate Officer and the Compensation Committee increased her base annual salary to $400,000.

Based on the Compensation Committee’s analysis, the recommended 2015 compensation of Rick D. Riley, our Chairman and Chief Executive Officer, was determined to be reasonable and appropriate by the Compensation Committee. This amount was significantly lower than the total compensation of $4,040,739 (base of $1,900,030) for the NWL Chairman/CEO. Since NWL reported assets through June 30, 2015 over $11.5 billion and revenues of approximately $303 million, as opposed to Citizens’ less than $1.5 billion in assets and approximately $116 million in revenue, this difference is understandable. Mr. Riley’s total compensation is also significantly lower than the $3,589,720 received in total compensation for the CEO at KCLIC, and lower than the $1,958,120 total compensation for the CEO at IHC. In analyzing these factors, among others, the Compensation Committee concluded that the salary changes made in June 2015 for our Chairman and Chief Executive Officer and other members of our executive team were appropriate based upon the size of the Company, our compensation philosophy and their tenure and experience.

Given the Company’s desire to increase its bench strength in the area of executive leadership, the committee decided to leave the 2016 salaries of the executive team as they were approved in June 2015, and also approve a salary allotment for a Vice President, CFO & Treasurer position, which was filled subsequent to the meeting.

The Compensation Committee followed a similar, albeit less elaborate, process with respect to comparing the compensation for our other senior executives. These salaries were not objectively determined, but instead reflect the levels the Compensation Committee concludes were appropriate based upon our compensation philosophy and the experience and tenure of our other senior executives. In addition, the Compensation Committee, in conjunction with senior executive management, performed a review of proposed compensation for all other management personnel.

COMPENSATION COMMITTEE REPORT

The Board of Directors discussed the Compensation Committee’s recommended 2016 compensation and adopted the recommendations as proposed. A similar process was conducted for the 2015 salaries and reported in our 2015 Proxy Statement.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2015 Annual Report on Form 10-K, which the Board approved unanimously.

COMPENSATION COMMITTEE

Grant G. Teaff, Chairman

Dr. Terry Maness

Steven F. Shelton

PROPOSALS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Class A nominees receiving the highest number of votes cast by Class A shareholders in their favor will be elected to the Board of Directors. Cumulative voting in the election of directors is not permitted. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.

Listed below are the persons who have been nominated for election as Class A directors to serve for one year until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified. Class A shareholders will vote on the nominees indicated below for election by Class A shareholders.

Nominees for Election by Class A Shareholders

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE
Dr. E. Dean Gage	73	Retired University executive; Former President & Provost Emeritus, Texas A&M University, College Station, TX	2000

Steven F. Shelton	60	Farmer/Rancher Principal owner of Prairie Wind Energy, Lamar, CO	1993

Dr. Robert B. Sloan	67	President and Chief Executive Officer Houston Baptist University, Houston, TX	2007

Timothy T. Timmerman	55	President, Commerce Properties of Texas, Austin, TX	1989

The biographies of each Class A director nominees are below and contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, as well as the experience, qualifications, attributes or skills that caused the Board to determine the person should serve as a director of the Company.

Dr. E. Dean Gage, Retired University executive, 2009 to present; Executive Director and Bridges Endowed Chair, Center for Executive Leadership, Texas A&M University, College Station, Texas, 2001 to 2009; President and CEO of Men’s Leadership Ministries, Dallas, Texas, 1996 to 2001; Executive Director of Center for Executive Leadership, Mays School of Business, Texas A&M University, College Station, Texas, 1994 to 1996; President, Texas A&M University, College Station, Texas, 1993 to 1994; Executive Vice President and Provost, Texas A&M University, College Station, Texas, 1989 to 1993.

Dr. Gage has substantial executive leadership expertise stemming from his executive roles at one of the largest public universities in America. Dr. Gage’s extensive background in education, finance and administration provides our Board with leadership and consensus building skills on a variety of matters, including governance and executive decision making.

Steven F. Shelton, Rancher/Farmer from 1974 to present; Director, First Centennial Corporation, from January to October 1989 and August 1990 to 1992. Principal owner of Shelton Property Investments; Principal owner of Prairie Wind Energy, a wind energy development company formed in 2004; Owner and president of Five S, Inc., a farming and ranching corporation formed in 1986; Secretary/Treasurer of Prowers County Soil Conservation Board; Judicial Nominating Board for Fifteenth Judicial District of Colorado.

Mr. Shelton’s independent business experience and practical approach to business challenges have made him a valued contributor to our Board over his 23 years of service. Mr. Shelton’s appreciation of the practical aspects of operating a business provides our Board with a valuable resource as it manages through the current economic environment and plans for the future.

Dr. Robert B. Sloan, Jr., President and Chief Executive Officer, Houston Baptist University from 2006 to present; Chancellor, Baylor University, 2005 to 2006; President and Chief Executive Officer, Baylor University from 1995 to 2005.

Dr. Sloan has served as CEO of two major academic institutions and has valuable insight into organizational structure, executive decision-making, financial operations and leadership. His executive management skills and extensive experience with organization strategy and governance provide invaluable insight and guidance to our Board’s oversight function.

Timothy T. Timmerman, Real estate investor/developer and owner of Commerce Texas Properties, Inc. from 1990 to present; Real Estate Broker and retired Certified Public Accountant in the State of Texas; Chairman of the Lower Colorado River Authority.

Mr. Timmerman has functioned with significant business skill in operating his Austin-based real estate company. He brings to our Board extensive knowledge of commercial real estate and related investment and financing activities. His CPA credentials and financial acumen provide our Board with exceptional financial and risk management expertise.

None of our directors is a director of any other company with a class of securities registered under the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

Your Board of Directors Recommends a Vote FOR the election of each Class A Nominee. Proxies solicited by the Board of Directors will be voted FOR the nominees as indicated above unless instructions are given to the contrary.

Class B nominees receiving the highest number of votes cast by Class B shareholders in their favor will be elected to the Board of Directors. Harold E. Riley has advised us that he intends to vote all of his Class A shares in favor of the Class A nominees and all of the Class B shares held by the Harold E. Riley Trust in favor of the Class B nominees. The Class B nominees will be elected as directors upon the affirmative vote of the sole Class B shareholder, Harold E. Riley as Trustee of the Harold E. Riley Trust.

Listed below are the persons who have been nominated for election as Class B directors by our sole Class B shareholder, Harold E. Riley. Class B directors will serve for one year until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified.

Nominees for Election by Class B Shareholders

NAME	AGE	PRINCIPAL OCCUPATION	DIRECTOR SINCE
Harold E. Riley**	87	Chairman Emeritus Austin, TX	1987

Rick D. Riley**	62	Chairman of the Board and Chief Executive Officer Austin, TX	1989

Dottie S. Riley**	80	Vice President, Employee Relations for the Company Austin, TX	2008

Terry S. Maness	68	Dean, Hankamer School of Business, Baylor University Waco, TX	2011

Grant G. Teaff	82	Executive Director Emeritus, American Football Coaches Association Waco, TX	2004

**	Harold E. Riley is the husband of Dottie S. Riley and father of Rick D. Riley. There are no other family relationships between or among the nominees to our Board and our executive officers.

The biographies of each Class B director nominees are below and contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, as well as the experience, qualifications, attributes or skills that caused the Board to determine the person should serve as a director of the Company.

Harold E. Riley, Founder, controlling stockholder; Chairman Emeritus, and Chairman of the Board and CEO from 1969 to June 2015.

Mr. Riley has more than 50 years’ experience in the life insurance business, almost exclusively in top management positions, and has directly led the building of three life insurance companies. He has been responsible for the acquisition of more than 30 life insurance companies and designed marketing programs that have produced millions of dollars of guaranteed cash value whole life insurance. He is our founder and Trustee of the Harold E. Riley Trust, the sole Class B “controlling shareholder.” He started our Company (through a predecessor company) with $2.5 million of personal funds and has built it to over $1 billion of admitted and non-admitted assets and close to $5 billion of insurance in-force. His foresight and industry experience are the reasons our Company has successfully maneuvered recent economic downturns. Mr. Riley’s leadership and intimate knowledge of our unique corporate structure and our operations, provide our Board with industry-specific experience, expertise and leadership.

Rick D. Riley, Chairman and Chief Executive Officer since June 2015; President and Chief Corporate Officer since 2007; our Vice Chairman since 2000; Vice Chairman and CEO from October 2000 to July 2005; and various other leadership positions with our Company’s subsidiaries and affiliates from the late 1970’s to present, including Chairman of the Board of Directors, President, Chief Executive Officer, Chief Administrative Officer, Secretary, and Executive Vice President.

Rick Riley has faithfully served our Company with integrity and commitment over the past thirty-nine plus years, throughout which time he has developed broad industry expertise and operational/systems experience within our Company. Rick Riley brings to our Board an in-depth understanding of our Company’s business, systems capabilities, history and operations, as well as extensive leadership and management expertise. Mr. Riley has served on various insurance industry association committees and boards throughout his career.

Dottie S. Riley, Director, Vice President, Employee Relations; various positions within the Company since 1997, including Human Resources and Vice President, Administrative Services. Previously, Mrs. Riley was employed by University Savings Bank / Nations Bank in Austin, Texas from 1972 to 1991, where she served as Vice President for several years.

Mrs. Riley has operated in the client and employee relations areas of financial companies for well over thirty years. She brings a customer-centric perspective to our Board, as well as a deep understanding of our Company’s business, history and operations.

Dr. Terry S. Maness, Dean of Baylor University’s Hankamer School of Business since 1997; Acting Dean, Baylor University, 1996 to 1997; owner of Business Value Consultants, 1989 to present; previously served as Associate Dean for Undergraduate Programs and as Chairman of the Department of Finance, Insurance and Real Estate, Baylor University.

Dr. Maness’ background as Dean of one of America’s leading business schools brings another strong academic presence to our board. He has operated effectively at the highest levels in the academic and business community. He is the author of five books about financial analysis and financial management, and also a contributing author to various publications, such as Journal of Finance, Journal of Banking and Finance, Journal of Financial Education, Journal of Portfolio Management, Journal of Financial and Quantitative Analysis, Journal of Futures Markets, Journal of Cash Management and Corporate Controller.

Grant G. Teaff, Executive Director Emeritus, American Football Coaches Association from 1994 to present; Author: “I Believe,” “Winning,” “Seasons of Glory,” “Coaching in the Classroom” and “Grant Teaff with Master Coaches’; 30 years as a head college football coach, 21 of which were spent as the head football coach at Baylor University.

Mr. Teaff is a highly acclaimed speaker on business leadership and integrity. He brings our Company extensive organizational leadership experience from his tenure as a college football coach and his role as Executive Director of the American Football Coaches Association. His management skills and extensive experience with team development and motivational inspiration provide the Board with a valuable resource for business management and planning corporate strategy.

PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), the Board of Directors provides shareholders with the opportunity to cast an annual advisory vote on the compensation of the Company’s Named Executive Officers. This non-binding advisory shareholder vote, commonly known as “Say-on-Pay,” gives you, as a shareholder, the opportunity to endorse or not endorse our executive pay program and policies. As explained in our CD&A, we do not believe a systematic pattern exists between executive compensation and performance. Our compensation philosophy is not structured to “motivate” managerial behaviors through incentive compensation. Rather, our primary objective is to acquire and retain people of integrity who take pride in delivering positive results without the distraction of bonus incentives. We believe our compensation structure is a model structure for our peers and alleviates the very concerns that “Say-on-Pay” is attempting to address. As such, our compensation structure is something you, as a shareholder, should approve.

Because your vote is advisory, it will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive pay. Accordingly, we are providing you the opportunity to cast a non-binding advisory vote on the compensation of the Company’s Named Executive Officers contained in this proxy, through the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in this Proxy Statement is hereby APPROVED.

Proposal No. 2 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

Your Board of Directors recommends that you vote FOR Proposal No 2- approval of the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, included in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in this proxy statement.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Audit Committee Charter provides the Audit Committee shall have the sole authority and responsibility to select, evaluate and, if necessary, replace our independent registered public accounting firm.

Our Audit Committee has retained Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2016.

We are requesting our shareholders ratify the appointment of Ernst & Young LLP by our Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2016. If the shareholders do not ratify this appointment, the Audit Committee will consider such results and determine whether to recommend and appoint a different independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2016.

One or more members of the firm of Ernst & Young LLP are expected to attend the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

Proposal No. 3 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

The Board recommends a vote FOR Proposal No. 3.

OTHER BUSINESS

Citizens, Inc.’s bylaws require shareholders to give advance notice of any proposal intended to be presented at the annual meeting. The deadline for this notice has passed and Citizens, Inc. has not received any such notice. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

MATERIALS

ANNUAL REPORT AND OTHER MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 7, 2016: The Proxy Statement and Annual Report to Shareholders are available at www.edocumentview.com/cia. The report of the Compensation Committee and the Audit Committee of the Board of Directors are in this Proxy Statement. No part of our Annual Report to Shareholders is incorporated herein and no part thereof is to be considered proxy soliciting material.

We file our proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”). You can inspect and obtain a copy of our proxy statement and other information filed with the SEC at the offices of the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov/ where you can obtain most of our SEC filings. We also make available, free of charge, on our website at www.citizensinc.com our proxy statements filed with the SEC pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC.

SHAREHOLDER PROPOSALS

A shareholder who intends to have a shareholder proposal included in our proxy statement for our 2017 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must submit the proposal so that it is received by our Corporate Secretary no later than December 29, 2016. Any submission must comply with all of the requirements of Rule 14a-8 applicable to shareholder proposals.

A shareholder who wishes to nominate a candidate for election to the Board or intends to present a proposal at our 2017 Annual Meeting that would not be included in our proxy statement for the 2017 Annual Meeting must deliver notice to us no later than March 14, 2017, unless a different date is prescribed by our bylaws.

A notice that a shareholder intends to nominate a director candidate must set forth the following, unless other requirements are prescribed by our bylaws: (a) the name and address of the shareholder who intends to make the nomination and the name, age, business address, residence address and principal occupation of the nominee, (b) a representation that the shareholder is a holder of record of the Company’s common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the nominee specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming, such person or persons) relating to the nomination, (d) the class and number of shares of the Company that are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder’s notice and by any other shareholder known by such shareholder to be supporting such nominee as of the date of such shareholder’s notice, (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and (f) the consent of each nominee to serve as a director of the Company if so elected.

All proposals or nominations should be sent to the attention of our Secretary at our principal executive offices at 400 East Anderson Lane, Austin, Texas 78752.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested proponents submit their proposals by certified mail-return receipt requested.

SHAREHOLDER COMMUNICATIONS

Any communication from a shareholder or interested party to the Board of Directors may be mailed to:

Citizens, Inc.

Attn: Board of Directors (or committee name or director’s name as appropriate)

400 East Anderson Lane

Austin, Texas 78752

It should be clearly noted on the mailing envelope that the letter is a “Board of Directors Communication.” All such communications should identify the author as a shareholder or interested party and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. This procedure for communicating with the Board of Directors is also posted on our website at www.citizensinc.com.

Austin, Texas	By Order of the Board of Directors
April 28, 2016	Cheri D. Duncan, Secretary

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 6, 2016.
Vote by Internet
• Go to www.envisionreports.com/cia
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the Class A Director nominees listed, FOR on Proposal 2 and FOR on Proposal 3.

1.	Election of Class A Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.
		For	Withhold	Abstain				For	Withhold	Abstain
	01 - Dr. E. Dean Gage	☐	☐	☐	02 - Steven F. Shelton			☐	☐	☐
	03 - Timothy T. Timmerman	☐	☐	☐	04 - Dr. Robert B. Sloan, Jr.			☐	☐	☐
					For	Against	Abstain				For	Against	Abstain
2.	Say on Pay — To approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement.				☐	☐	☐		3. To ratify the appointment of Ernst & Young LLP as the Company’s registered independent public accounting firm for 2016.		☐	☐	☐
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Citizens, Inc.

Notice of Annual Meeting of Shareholders of Citizens, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 7, 2016, at 10:00 a.m., Central Daylight Time, at 400 E. Anderson Lane, Austin, TX 78752, for the purposes stated on the reverse side of this proxy.

The undersigned hereby appoints the President and Secretary of Citizens, Inc. (the “Proxies”), each of them, with full power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2016 Annual Meeting of Shareholders of Citizens, Inc., to be held on June 7, 2016 or at any postponement or adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Shares represented by properly executed proxies received by us prior to the Meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal it will be voted FOR all the Class A Director nominees listed, FOR on Proposal 2 and FOR on Proposal 3.

It is important, regardless of the number of shares you hold, that your stock be represented at the Meeting by a signed proxy card or personal attendance.

(Items to be voted appear on reverse side.)

Executive Offices: 400 East Anderson Lane, Austin, Texas 78752